                                                                   EXHIBIT 3.109

                          CERTIFICATE OF INCORPORATION
                                       OF
                         Hughes Electron Dynamics, Inc.

FIRST:  The name of the corporation is:

                         HUGHES ELECTRON DYNAMICS, INC.

SECOND: The address of the corporation's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the
State of Delaware.

FOURTH: The corporation is authorized to issue one class of stock. The total number of authorized capital stock of the corporation shall be One Thousand (no par value).

FIFTH: The name and mailing address of the incorporator is Jan Williamson, 200
No. Sepulveda Blvd. El Segundo, California, 90245.

SIXTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

SEVENTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

Dated:  May 5, 2000

                                                      /s/ Jan Williamson
                                                    ---------------------------
                                                          Jan Williamson

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                         HUGHES ELECTRON DYNAMICS, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

     Hughes Electron Dynamics, Inc., a corporation organized under and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation", DOES HEREBY CERTIFY:

     1. That the Board of Directors of the Corporation by unanimous written consent of its members, filed with minutes of the Board, adopted the following resolution proposing the amendment of the Certificate of Incorporation of the
Corporation:

     RESOLVED, that it is advisable and in the best interest of this Corporation that "FIRST:" of the Certificate of Incorporation be amended to read in its entirety as follows:

                  FIRST:   The name of the corporation is

                           Boeing Electron Dynamic Devices, Inc.

     2. That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation, by written consent approved said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State
of Delaware.

     3. That said amendment was duly adopted in accordance with the provision of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and attested by its Secretary, as of the 7th day of
October, 2000.

                                         HUGHES ELECTRON DYNAMICS, INC.

                                         By:/s/ Tig H. Krekel
                                            ----------------------------
                                            Tig H. Krekel
                                            President

By:  /s/ James C. Johnson
   -----------------------------------------
         James C. Johnson
            Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF

                      BOEING ELECTRON DYNAMIC DEVICES, INC.

                  The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

                  FIRST:   The name of the corporation is:

                      BOEING ELECTRON DYNAMIC DEVICES, INC.

                  SECOND:  The corporation hereby amends its Certificate of
Incorporation as follows:

                  Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation is hereby amended to read, in its entirety, as follows:

                  FIRST:   The name of the corporation is:

                  L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.

                  THIRD: The written amendment effected herein was authorized by the written consent, setting forth the action so taken, of the majority stockholders of all of the outstanding share entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned has duly executed this
Certificate of Amendment, this 28th day of February, 2005.

                                            By: /s/ Christopher C. Garcia
                                               --------------------------------
                                               Name:  Christopher C. Garcia
                                               Title:  Vice President, Secretary